LIST OF SUBSIDIARIES OF II-VI INCORPORATED





       Subsidiary                      Jurisdiction of Incorporation
       ----------                      -----------------------------


II-VI Delaware, Incorporated                    Delaware

II-VI Singapore Pte., Ltd.                      Singapore

II-VI International Pte., Ltd.                  Singapore

II-VI Worldwide, Incorporated                   Barbados

II-VI Japan Incorporated                        Japan

VLOC Incorporated                               Pennsylvania

II-VI U.K. Limited                              United Kingdom

II-VI Optics (Suzhou) Co. Ltd.                  China

II-VI Acquisition Corp.                         Pennsylvania